Exhibit 99

FOR IMMEDIATE RELEASE

April 22, 2005

Company:	Dominion

Contacts:
Media:	William C. Hall, Jr., (804) 819-2040
Analysts:	Joe O’Hare, (804) 819-2156

CAPPS ANNOUNCES PLANS TO RELINQUISH DOMINION CEO TITLE

RICHMOND, VA. - Thos. E. Capps, chairman of the board and chief executive officer of Dominion (NYSE: D), today announced that he plans to relinquish his CEO title within one year.

Capps said he has designated Thomas F. Farrell II, president and chief operating officer, as his successor.

“To be a successful CEO, you must have a successor groomed and waiting in the wings,” Capps said. “We have that in Tom Farrell, who I’m certain will take Dominion to new heights.”

Capps said he plans to remain as chairman for a period of time.

A copy of Capps’ biography follows.

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